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EXHIBIT 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of ALTANA Aktiengesellschaft, a company incorporated under the laws of Germany (the "Company"), hereby certifies, to such officer's knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 7, 2005	/s/ DR. NIKOLAUS SCHWEICKART

	Name:	Dr. Nikolaus Schweickart
	Title:	Chairman of the Management Board
and Chief Executive Officer

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Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of ALTANA Aktiengesellschaft, a company incorporated under the laws of Germany (the "Company"), hereby certifies, to such officer's knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 7, 2005	/s/ HERMANN KÜLLMER

	Name:	Dr. Hermann Küllmer
	Title:	Member of the Management Board and
Chief Financial Officer